UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHINACAST EDUCATION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CHINACAST EDUCATION CORPORATION

Suite 08, 20F, One International Financial Centre, 1 Harbour View Street, Central, Hong Kong

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on December 2, 2011

TO THE STOCKHOLDERS OF CHINACAST EDUCATION CORPORATION:

The Annual Meeting of the Stockholders of ChinaCast Education Corporation, a Delaware corporation (the “Company,” “ChinaCast,” “we,” “us” or “our”), will be held on December 2, 2011, at 9:00 a.m. Beijing Standard Time (local time), which is equivalent to December 1, 2011 at 8:00 p.m. U.S. Eastern Standard Time (the “Annual Meeting”), at Unit 1005, Golden Tower B2, No. 82 Dongsihuanzhong Road, Chaoyang District, Beijing, China. The telephone numbers for participation at the Annual Meeting are: for those in the United States — the dial in number is 1-888-367-8168; and for those outside of the United States — the dial in number is 1-708-688-4087. The pass code for all participants is 19708274. The Annual Meeting is called for the following purposes:

1.	To elect seven (7) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To ratify the appointment of Deloitte Touche Tohmatsu CPA Ltd. as the Company’s independent auditors for the fiscal year ending December 31, 2011;
3.	To conduct an advisory vote approving executive compensation;
4.	To conduct an advisory vote regarding the frequency of advisory votes to approve executive compensation; and
5.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record of the Company’s common stock at the close of business on October 24, 2010 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting.

Whether or not you expect to attend the Annual Meeting, please execute the accompanying proxy, and return it promptly in the enclosed return envelope. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting. Whether you grant a proxy, you may vote in person, if you attend the Annual Meeting.

By Order of the Board of Directors,

/s/ Ron Chan Tze Ngon
Ron Chan Tze Ngon
Chairman of the Board of Directors and Chief
Executive Officer

Dated: November 14, 2011

CHINACAST EDUCATION CORPORATION

Suite 08, 20F, One International Financial Centre, 1 Harbour View Street, Central, Hong Kong

PROXY STATEMENT
for
Annual Meeting of Stockholders
to be held on December 2, 2011

INTRODUCTION

Your proxy is solicited by the Board of Directors of ChinaCast Education Corporation, a Delaware corporation (the “Company,” “ChinaCast,” “we,” “us” or “our”), for use at the Annual Meeting of Stockholders to be held on December 2, 2011, at 9:00 a.m. Beijing Standard Time (local time), which is the equivalent to December 1, 2011 at 8:00 p.m. U.S. Eastern Standard Time (the “Annual Meeting”), at Unit 1005, Golden Tower B2, No. 82 Dongsihuanzhong Road, Chaoyang District, Beijing, China. The telephone numbers for participation at the Annual Meeting are: for those in the United States — the dial in number is 1-888-367-8168; and for those outside of the United States — the dial in number is 1-708-688-4087. The pass code for all participants is 19708274. The Annual Meeting is called for the following purposes:

1.	To elect seven (7) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To ratify the appointment of Deloitte Touche Tohmatsu CPA Ltd. as the Company’s independent auditors for the fiscal year ending December 31, 2011;
3.	To conduct an advisory vote approving executive compensation;
4.	To conduct an advisory vote regarding the frequency of advisory votes to approve executive compensation; and
5.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors set October 24, 2011, as the record date (the “Record Date”) to determine those holders of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) who are entitled to notice of, and to vote at, the Annual Meeting. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s office during the 10-day period preceding the Annual Meeting.

On or about November 16, 2011, this proxy statement, the proxy card and annual report are being mailed to stockholders of record as of the close of business on the Record Date.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of Common Stock if our records show that you owned the shares on the Record Date. Persons who are not stockholders of record on the Record Date will not be allowed to vote at the Annual Meeting. As of the close of business on the Record Date, a total of 49,802,452 shares of Common Stock are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on matters presented at the Annual Meeting.

If I am a stockholder of record, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy using the enclosed proxy card. To vote by proxy using the enclosed proxy card complete, sign and date your proxy card and return it promptly in the envelope provided.

If you vote by proxy, your vote must be received by 11:59 p.m. U.S. Eastern Standard Time on November 30, 2011 to be counted.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope.

The enclosed proxy, when properly signed and returned to the Company, will be voted by the proxy holders at the Annual Meeting as directed by the proxy.

What if other matters come up at the Annual Meeting?

The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. You may revoke your proxy card at any time before its exercise at the Annual Meeting by giving our Secretary, a written notice revoking your proxy card, or a duly executed proxy bearing a later date, or by attendance at the Annual Meeting and electing to vote in person.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

How are votes counted?

We will hold the Annual Meeting if holders representing a majority of the shares of Common Stock issued and outstanding and entitled to vote in person or by proxy either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. The election of directors under Proposal 1 will be by the affirmative vote of a plurality of the shares of Common Stock, represented in person or by proxy at the Annual Meeting. Proposals 2, 3 and 4 shall be approved upon the vote of a majority of shares present in person or represented by proxy at the meeting. An abstention with respect to Proposals 2, 3 and 4 will have the effect of a vote “AGAINST” such proposal. Unless otherwise stated, the enclosed proxy will be voted in accordance with the instructions thereon.

Will any proxy solicitors be used in connection with the special meeting?

Yes. To assist in the solicitation of proxies, the Company has engaged Advantage Proxy.

Who can help answer my questions?

If you have more questions about the merger or the special meeting, or desire additional copies of this proxy statement or additional proxy cards, please contact Advantage Proxy, our proxy solicitor, by calling (877) 870-8565 (toll-free).

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, by fax, by email, or in person. None of these employees will receive any extra compensation for doing this. We may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to stockholders. We have retained Advantage Proxy to assist us in soliciting proxies using the means referred to above. We will pay the fees of Advantage Proxy, which we expect to be approximately $6,500, plus reimbursement of out-of-pocket expenses.

Why are we seeking stockholder approval for these proposals?

Proposal No. 1:  The General Corporation Law of Delaware and The Nasdaq Stock Exchange require corporations to hold elections for directors each year.

Proposal No. 2:  The Company has appointed Deloitte Touche Tohmatsu CPA Ltd. to serve as the Company’s independent auditors for the 2011 fiscal year. The Company elects to have its stockholders ratify such appointment.

Proposal No. 3:  Section 14A of the Securities Exchange Act requires that the Company submit such proposal to its stockholders.

Proposal No. 4:  Section 14A of the Securities Exchange Act requires that the Company submit such proposal to its stockholders.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof, are stockholders of record at the close of business on the Record Date. Persons who are not stockholders of record on the Record Date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date there were 49,802,452 shares of Common Stock issued and outstanding. We have issued no other voting securities as of the Record Date. Each share of Common Stock is entitled to one (1) vote on each matter to be voted upon at the Annual Meeting. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one annual report and this proxy statement will be delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request the Company will deliver a separate copy of the annual report and this proxy statement to a stockholder at a shared address to which a single copy of the annual report and proxy statement was delivered. If you wish to receive a separate copy of the annual report or this proxy statement, please notify the Company by calling or sending a letter to the Secretary of the Company, c/o ChinaCast Education Corporation, at the Company’s office located at Suite 08, 20F, One International Financial Centre, 1 Harbour View Street, Central, Hong Kong. The Company’s telephone number is (852) 3960-6506. Stockholders who share an address and receive multiple copies of the annual report and this proxy statement can notify the Company in writing or orally at the above provided address and telephone number and request that the Company delivers a single copy of these materials.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of Common Stock as of November 1, 2011 by (i) each person known to us to own beneficially more than 5% of our Common Stock, (ii) each of our directors, each of our nominees for director and each of our named executive officers; and (iii) all executive officers, directors and nominees for director as a group. Unless otherwise indicated, the address for all of the executive officers, directors, nominees for director and stockholders named below is c/o ChinaCast Education Corporation, Suite 08, 20F, One International Financial Centre, 1 Harbour View Street, Central, Hong Kong.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Ron Chan Tze Ngon	2,780,159	(3)	5.7%
Daniel Tseung	130,000		*
Justin Tang(4)	211,100		*
Ned Sherwood(5)	3,360,629	(6)	6.9%
Michael Santos	435,117	(7)	*
Stephen Markscheid	—		*
Hope Ni	—		*
Jim Ma	245,332	(8)	*
Antonio Sena	376,035	(9)	*
Xiang Yuan Jiang	354,394	(10)	*
Li Wei	427,488	(11)	*
Fir Tree, Inc.(12)	6,031,556		12.36%
Lake Union Capital Management, LLC(13)	2,592,300		5.31%
FMR LLC(14)	2,754,700		5.65%
Total Ownership of Common Stock by All Directors and Executive Officers as a Group (11 persons)	8,320,254		17.05%

*	Less than one percent.
(1)	The amount of beneficial ownership includes the number of shares of Common Stock, plus, in the case of each of the executive officer and directors and all officers and directors as a group, all shares issuable upon the exercise of the options held by them, which were exercisable as of November 1, 2011 or within 60 days thereafter. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the SEC, every person who has or shares the power to vote or to dispose of shares of common stock are deemed to be the “beneficial owner” of all the shares of Common Stock over which any such sole or shared power exists.
(2)	Based upon 48,786,949 shares outstanding after adjusting for shares repurchased totaling 1,015,503 as of November 1, 2011.
(3)	Includes 638,620 shares beneficially held by Thriving Blue Limited, a company of which Mr. Chan is the sole shareholder.
(4)	Mr. Tang’s business address is A-3701 Beijing Fortune Plaza, 7 Middle Dongsanhuan Rd., Chaoyang District, Beijing, People’s Republic of China.
(5)	Mr. Sherwood serves on the Board of Directors as a designee of certain funds managed by Fir Tree, Inc collectively, (“Fir Tree”) pursuant to an agreement dated June 27, 2008. See “Proposal 1 — Election of Directors.” Mr. Sherwood’s business address is 1133 Avenue of the Americas, 27th Floor, New York, NY 10036.
(6)	Includes 2,625,488 shares of common stock owned by ZS EDU LP. Mr. Sherwood serves as manager of the general partner if ZS EDU LP. Also includes 727,502 shares owned by MRMP Managers LLC in a trust for the benefit of Mr. Sherwood's children. Mr. Sherwood is an investment manager of MRMP Managers LLC. Mr. Sherwood disclaims beneficial ownership of the shares owned by MRMP Managers.
(7)	Includes (i) 70,825 shares held by Bostwicken Consultancy Limited, a company of which Mr. Santos’ wife is the sole shareholder and (ii) 200,000 options to purchase shares of Common Stock at an exercise price of $6.30 per share. 67,000 of the options vested on each of March 31, 2008 and March 31, 2009 and 66,000 of such options vested on March 31, 2010.
(8)	Includes 200,000 options to purchase shares of Common Stock at an exercise price of $6.30 per share. 67,000 of the options vested on each of March 31, 2008 and March 31, 2009 and 66,000 of such options vested on March 31, 2010.
(9)	Includes 200,000 options to purchase shares of Common Stock at an exercise price of $6.30 per share. 67,000 of the options vested on each of March 31, 2008 and March 31, 2009 and 66,000 of such options vested on March 31, 2010.
(10)	Includes options to purchase 300,000 shares of the Company’s Common Stock at an exercise price of $6.30 per share. 100,000 of the options vested on March 31, 2008, March 31, 2009 and March 31, 2010.
(11)	Includes (i) 82,156 shares held by Time Global International Limited, a company of which Mr. Li is the sole shareholder and (ii) options to purchase 300,000 shares of the Company’s Common Stock at an exercise price of $6.30 per share. 100,000 of the options vested on March 31, 2008, March 31, 2009 and March 31, 2010.
(12)	Based solely on Schedule 13G filed on February 10, 2011, Fir Tree Master Value Fund and Fir Tree Capital Opportunity Master Fund, L.P., are the beneficial owners of 5,001,374 shares of Common Stock and 1,030,182 shares of Common Stock, respectively. Fir Tree, Inc. may be deemed to beneficially own the shares of Common Stock held by Fir Tree Value and Fir Tree Capital Opportunity as a result of being the investment manager of Fir Tree Value and Fir Tree Capital Opportunity. Fir Tree Value may direct the vote and disposition of 5,001,374 shares of Common Stock. Fir Tree Capital Opportunity may direct the vote and disposition of 1,030,182 shares of Common Stock. Fir Tree has been granted investment discretion over the Common Stock held by Fir Tree Value and Capital Opportunity. The address for the Fir Tree owners is Administration Ltd., Admiral Financial Center, 5th Floor, 90 Fort Street, Box 32021 SMB, Grand Cayman, Cayman Islands.
(13)	Based solely on Schedule 13G filed on October 10, 2011, represents Lake Union Capital Management, LLC and Lake Union Capital Fund, LP are the beneficial owners of 2,592,300 shares of Common Stock and 2,467,300 shares of Common Stock, respectively. Michael Self is the managing member of Lake Union Capital Management, LLC which is the general partner of Lake Union Capital Fund, LP. Mr. Self, Lake Union Capital Management, LLC and Lake Union Capital Fund, LP have the shared power to dispose and direct the disposition of 2,267,300 shares of Common Stock and Mr. Self and Lake Union Capital Management, LLC have the shared power to vote, dispose and direct the disposition of the 125,000 shares of Common Stock difference between the shares beneficially owned by Lake Union Capital Management, LLC and Lake Union Capital Fund, LP. The address for the Lake Union holders is 601 Union Street, Suite 4616, Seattle, WA 98101.
(14)	Based solely on Schedule 13G filed on February 14, 2011, represents 2,361,300 shares or 4.744% of the Common Stock outstanding of the Company beneficially owned by FIL Limited and 393,400 shares or 0.790% of the Common Stock outstanding of the Company beneficially owned by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC and an investment adviser. The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 20109.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors has nominated seven (7) persons to stand for election. Mr. Sherwood was included on the slate of nominees for election pursuant to the Company’s agreement with Fir Tree dated June 27, 2008.

If elected at the Annual Meeting, each nominee will hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

NOMINEES

Set forth below is the name, age, title and date of initial appointment of each nominee for director of the Company followed by a summary of each nominee’s background and principal occupations over the past five years.

Name	Age	Title	Date of Initial Appointment
Ron Chan Tze Ngon	55	Chief Executive Officer and Chairman of the Board	February 9, 2007
Michael Santos	50	President, International and Director	September 1, 2009
Daniel Tseung(1)	40	Independent Director	February 9, 2007
Justin Tang(1)(2)	40	Independent Director	February 9, 2007
Stephen Markscheid(1)(2)(3)	57	Independent Director	October 3, 2011
Hope Ni(2)(3)	39	Independent Director	October 3, 2011
Ned Sherwood(3)	62	Independent Director	December 11, 2009

(1)	Serves as a member of the Audit Committee.
(2)	Serves as a member of the Nominating and Corporate Governance Committee.
(3)	Serves as a member of the Compensation Committee.

Executive officers of the Company are appointed at the discretion of the Board of Directors with no fixed term. There are no family relationships between or among any of the executive officers or directors of the Company.

Information About The Nominees

RON CHAN TZE NGON — CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS.  Ron Chan Tze Ngon is responsible for the strategic direction and shaping of the various business models of ChinaCast Communication Holdings Limited (“CCH”). Mr. Chan was appointed Chief Executive Officer of CCH in 1999. Mr. Chan worked as a sales executive in Sun Hung Kai (China) Limited from 1983 to 1985, and from 1985 to 1986 was sales manager for Unisys China Limited. From 1987 to 1988, he was strategic account manager for Unisys Asia Limited, and thereafter joined Unisys Hong Kong Limited as a sales director until 1990. Mr. Chan then joined CL Computer China/Hong Kong Limited as its general manager prior to founding, in 1993, Technology Ventures Holdings, an information technology company currently listed on the Hong Kong Stock Exchange. Mr. Chan holds a Master of Science, Mathematics degree and a Master of Computer Science degree, both from Concordia University in Montreal, Canada. Mr. Chan has extensive PRC business experience and being a founder of the Company has enabled him to lead the Board throughout the development of the Company.

MICHAEL SANTOS — PRESIDENT, INTERNATIONAL AND DIRECTOR.  In his capacity as President, International, Michael Santos has overall responsibility for all international operations including global education and technology partnerships, external communications, investor relations, fund raising and M&A. From January 2001 to August 2009, Mr. Santos served as our Chief Marketing Officer where he lead our corporate marketing, strategic business development, investor relations and fund raising activities. From 1988 to 2001, Mr. Santos was employed by Hughes Network System and was the Senior Director of the Asia

Pacific region, spearheading the deal team that saw Hughes invest in the Company. Mr. Santos has a Bachelor of Science in Electrical Engineering and a Master of Science Degree in Telecommunications and Computer Science from The George Washington University in Washington, D.C. Mr. Santos’ extensive experience in satellite technology and exposure in the international for profit education markets enables him to guide the Board through related decisions.

DANIEL TSEUNG — INDEPENDENT DIRECTOR.  Mr. Tseung is the Founder & Managing Director of LionRock Capital. Established in January 2011, LionRock Capital provides strategic, financial, and corporate governance support for growth stage companies in Greater China.

Mr. Tseung is also a Senior Advisor to Sun Hung Kai Properties Group, where he last served as Managing Director of Sun Hung Kai Properties Direct Investments Limited, the private equity division of one of Asia's largest conglomerates whose business interests include real estate, financial services, telecommunications, and infrastructure. Before joining the Sun Hung Kai Properties Group in 2000, Mr.Tseung worked from 1997 to 2000 at GE Equity, the private equity arm of GE Capital, and from 1993 to 1995 at DE Shaw, a major global hedge fund.

Mr. Tseung also currently serves as an independent Board Director for:

•	Chinacast Education Corporation (NASDAQ: CAST), a premier educational services provider in the People's Republic of China. Mr. Tseung currently serves as Chairman of the Audit Committee and also as a member of the Compensation Committee. Board Director since 2000.
•	Gourmet Master (Taiwan Stock Exchange: 2723), a leading café & bakery in Greater China that operates under the retail brand name “85c''. Board Director since 2010.

In addition, Mr. Tseung is a Senior Advisor to Owens Corning (NYSE: OC), a Fortune 500 company & world leader in supplying building materials systems and composite solutions, for which Mr. Tseung served as an independent board member from 2006 until 2010.

Mr. Tseung also previously served on the Board of Directors of RCN Corporation (NASDAQ: RCNI), a leading cable, telephone, and data services provider, and served as Chairman of the Compensation Committee. Board Director from 2004 until the acquisition of RCN for USD$ 1.2 billion in August 2010.

Mr. Tseung holds a Bachelor's degree from Princeton University (1993 graduation) and a Master's Degree from Harvard University (1997 graduation).

JUSTIN TANG — INDEPENDENT DIRECTOR.  Justin Tang is a co-founder of Blue Ridge China, a private equity fund formed in 2006 that invests in companies in China. Prior to that, Mr. Tang was the co-founder of eLong, Inc., a leading online travel service company in China. From 2001 to 2006, Mr. Tang served as Chairman and CEO of eLong and in similar key executive positions at its predecessor company from 1999 to 2001. Prior to founding eLong, Mr. Tang held various positions in the financial services industry in the United States from 1993 to 1999. Mr. Tang studied at Nanjing University in China and received his BS degree from Concordia College in the United States. Mr. Tang’s experience in corporate finance in the United States and his extensive experience with public companies in the United States enables him to contribute significantly to the Board and to take up the responsibility of chairmanship of our Nomination and Corporate Governance Committee.

STEPHEN MARKSCHEID — INDEPENDENT DIRECTOR.  Stephen Markscheid has been Chief Executive Officer of Synergenz BioScience, Inc., a genomics company based in Hong Kong since [ ] 2007. He also serves as an non-executive director of CNinsure, Inc. (Nasdaq: CISG), Jinko Solar Inc. (NYSE: JKS), China Energy Corporation (OTC: CHGY), China Integrated Energy, Inc. (OTC: CBEH), and China Ming Yang Wind Group Co. Ltd. (NYSE: MY). Mr. Markscheid served as the Chief Executive Officer of HuaMei Capital, a Sino-US investment advisory firm, from 2006 to 2007. From 1998-2006, Mr. Markscheid held several executive positions at GE Capital. During his time with GE, Mr. Markscheid led GE Capital's business development activities in China and Asia Pacific, primarily acquisitions and direct investments. Prior to joining GE Capital, from 1994-1997, Mr. Markscheid worked with the Boston Consulting Group throughout Asia. He was also a commercial banker for ten years in London, Chicago, New York, Hong Kong and Beijing with Chase Manhattan Bank and First National Bank of Chicago. His career began with the US-China

Business Council, in Washington D.C. and Beijing. Mr. Markscheid holds an MBA from Columbia University, an M.A. in International Affairs from Johns Hopkins SAIS, and a B.A. in East Asian Studies from Princeton University. He has lived and worked in Asia for over sixteen years, including China, Singapore, Hong Kong, Taiwan, and Thailand. Besides his native English, Mr. Markscheid is fluent in Chinese and conversant in Japanese and French. Mr. Markscheid’s extensive experience as a non-executive director and his financial services background in the Asian marketplace, enables him to make significant contributions to the strategic decisions that a Board of Directors of a public company must make.

HOPE NI — INDEPENDENT DIRECTOR.  Hope Ni has been Chairman and Chief Executive Officer of Inspire Capital since 2008, a company which focuses on investments and business advisory. From August 2004 to December 2007, Ms. Ni served as the chief financial officer and director for Cogo Group Inc. (Nasdaq: COGO). In addition Ms. Ni served as Vice Chairman of Cogo Group during 2008. Prior to joining Cogo, Ms. Ni spent six years as a practicing attorney at Skadden, Arps, Slate, Meagher & Flom LLP in New York and Hong Kong, specializing in corporate finance. Prior to that, Ms. Ni worked at Merrill Lynch’s investment banking division in New York from 1994 to 1995. Ms. Ni is also an independent director at JA Solar Holdings Co., Ltd. (Nasdaq: JASO), Digital China Holdings Ltd. (861:Hong Kong), Kong Zhong Corporation (Nasdaq: KONG), and ATA Inc. (Nasdaq: ATAI). Ms. Ni received her J.D. degree from the University of Pennsylvania Law School and her bachelor’s degree in Applied Economics and Business Management from Cornell University. Ms. Ni’s multi-faceted experience as a chief financial officer of a Nasdaq company and practicing attorney of U.S. Law in both the U.S. and Asian market gives her a unique and valuable perspective to enables her to help guide the Board of Directors in the many aspects of public company decision making.

NED SHERWOOD — INDEPENDENT DIRECTOR.  Ned Sherwood co-founded ZS Fund L.P., a middle market private equity firm, in 1985 and currently serves as its managing general partner. He is also the Special Managing Director of LionRock Capital, a firm founded by Mr. Daniel Tseung to support growth stage companies in Greater China. Mr. Sherwood joined W. R. Grace & Co. in 1975 as a vice president in the Office of Strategic Projects, a group specializing in the evaluation and divestiture of various W. R. Grace & Co.’s business units. In 1981, Mr. Sherwood joined AEA Investors, Inc., where he led a number of successful acquisitions until his departure to co-found ZS Fund L.P. Mr. Sherwood has served as a director on a number of public company boards, including Consolidated Stores Corporation (now Big Lots, Inc.), Market Facts, Inc., Kaye Group, Inc., Colorado Prime, Inc., Southern Electronics, Inc., Mazel Company; Niagara Frontier Services, Inc. (now Tops Markets) and Sun Television and Electronics, Inc. Mr. Sherwood graduated magna cum laude from The Wharton School at the University of Pennsylvania where he received the Herbert T. Steuer Memorial Award for the Most Outstanding Wharton Student. Mr. Sherwood serves as a director for a number of not-for-profit organizations, including I HAVE A DREAM, the Dana Farber Hospital Advisory Board, the Stanford University Parents Advisory Board, City Squash and the Columbia-Presbyterian Heart Research Institute. Mr. Sherwood was nominated to the Board as a designee of a shareholder of the Company.

Pursuant to a letter agreement dated June 27, 2008 (the “Fir Tree Agreement”), in consideration for the agreement of Fir Tree Value Master Fund L.P (“Fir Tree Value”) and Fir Tree Capital Opportunity Master Fund L.P. (“Fir Tree Capital”, and collectively with Fir Tree Value, “Fir Tree”) to exercise certain of our warrants that were held by them, we agreed that reasonably promptly following receipt of a written request from Fir Tree, we shall cause one person designated by Fir Tree (a “Fir Tree Designee”) to be elected or appointed to our Board and to be appointed to serve on the Compensation Committee of our Board, subject to such Fir Tree Designee being a person that the Board reasonably determines meets applicable legal, regulatory and governance requirements and who at all times complies with the policies and procedures that are applicable to all directors of the Company. Fir Tree notified the Company in 2009 that it wanted a Fir Tree Designee to be elected to our Board at the Annual Meeting and that Mr. Sherwood would be the Fir Tree Designee. Mr. Sherwood was included on the slate of nominees for election pursuant to the Company’s agreement with Fir Tree dated June 27, 2008.

The Fir Tree Agreement further provides that until such time as Fir Tree ceases to own at least 10% of our outstanding common stock (the “Trigger Event”), we shall:

(1)	not increase the number of directors comprising our board of directors beyond seven persons unless we increase the number of Fir Tree Designees proportionately in a ratio of 1 to 5 (rounded to the nearest whole number);
(2)	use best efforts to cause the re-election of the Fir Tree Designee at each annual meeting of the Company’s stockholders at which such person’s term expires;
(3)	not increase the number of directors appointed to the compensation committee beyond three persons unless it increases the number of Fir Tree Designees appointed to such committee proportionately; and
(4)	use best efforts to cause the re-appointment of a Fir Tree Designee when such person’s term expires.

The Fir Tree Agreement also provides that if the Fir Tree Designee shall cease to serve as a director or on the compensation committee for any reason, our Board will use its reasonable efforts to take all action required to fill the vacancy resulting therefrom with a person designated by Fir Tree, subject to any such replacement designee being a Suitable Person. Pursuant to the Fir Tree Agreement, Fir Tree has agreed that from and after the occurrence of the Trigger Event, Fir Tree shall, if requested by our Board, use its reasonable efforts to cause the Fir Tree Designee then serving on our Board and/or the compensation committee to offer his or her resignation from our Board and/or the compensation committee as soon as reasonably practicable and shall take all such other action necessary, or reasonably requested by us, to cause the prompt removal of such person from our Board and/or the compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described below, there have been no other transactions since January 1, 2010, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which any current or former director of officer of the Company, any 5% or greater shareholder of the Company or any member of the immediate family of any such persons had, or will have, a direct or indirect material interest other than as disclosed below.

The Company provided its services and products to end users in the PRC through ChinaCast Li Xiang Co., Ltd. (CCLX) under the terms of a technical services agreement, dated August 11, 2003, between ChinaCast Technology (Shanghai) Limited (CCT Shanghai), ChinaCast Co., Ltd. (CCL), Li Wei and CCLX, as amended on March 29, 2004. On December 31, 2010, CCLX and CCT Shanghai terminated the Original Technical Services Agreement and entered into a new technical services agreement for a term of 10 years with terms similar to the 2003 agreement (“Technical Services Agreement”). Our former Vice Chairman, Yin Jianping owns 20% of Tibet Tiantai Investment Management Co., Ltd., a company that owns 70% of CCL. Until December 30, 2010 CCL owned 90% of CCLX. On December 31, 2010, CCL terminated its arrangements with us and at our direction transferred its legal ownership in CCLX to the following employees of the Company who then became the legal owners of record: 40% to Li Wei; 30% to Jiang Xiang Yuan and 20% to Zhang Li Wen. Accordingly, after such transfer by CCL, CCLX was held 50% by Li Wei; 30% by Jiang Xiang Yuan and 20% by Zhang Li Wen.

Under the terms of the Technical Services Agreement, CCLX is obligated to pay ChinaCast, through its subsidiaries, a monthly service fee for the services rendered by CEC. The service fee is an amount equivalent to the total revenue earned by CCLX, less operating expenses reasonably incurred in the course of conducting the business for which CEC and its subsidiaries provide technical services. In accordance with the Technical Services Agreement, CEC has extended financial support to the satellite operating entities, CCLX and the Beijing branch of CCL (“CCLBJ”).

In connection with the Technical Services Agreement ChinaCast Technology (BVI) Limited (CCT) and CCT Shanghai, on the one hand, and CCLX, CCL and Li Wei, a director of CCH, on the other hand, have also entered the Revenue and Cost Allocation Agreement, effective as of October 1, 2003 and amended by a supplemental agreement dated April 19, 2008. Pursuant to this agreement the Company’s customers may engage the Company or its subsidiaries directly to provide the required satellite broadband services. If the customers appoint CCT or CCT Shanghai directly, the Company will subcontract the performance of the service to CCLBJ and pay CCLBJ up to 10% of the revenue received from the engagement or such other amount as determined by CCT or CCT Shanghai, as the case may be, in its absolute discretion. CCT or CCT Shanghai will pay RMB0.84 million to CCLX and RMB0.84 million to the Beijing Branch of CCLX for using bandwidth and transmission service.

On June 27, 2008, we entered into the Fir Tree Agreement. Pursuant to the Fir Tree Agreement, we agreed to enter into an agreement with Fir Tree within 15 days of the Fir Tree Agreement to provide them with certain registration rights with respect to the shares of our common stock then owned and thereafter acquired by Fir Tree pursuant to which we filed a registration statement on Form S-3 registering for resale 6,030,556 shares of common stock owned by Fir Tree Funds. See “Information About the Nominees” for a further description of the terms of the Fir Tree Agreement.

On January 5, 2010, we issued 692,520 restricted shares of our common stock to Thriving Blue Limited, a British Virgin Islands company that is 100% owned by Ron Chan Tze Ngon, the Company’s Chief Executive Officer (“Thriving Blue”) pursuant to a Subscription Agreement dated December 21, 2009 between the Company and Thriving Blue for a purchase price of US$7.22 per share or an aggregate purchase price of US$4,999,994.40. The shares are beneficial held on behalf of Ron Chan Tze Ngon, Michael Santos, and Antonio Sena. The sale of the shares to Thriving Blue was exempt from the registration requirements of the Act pursuant to Regulation S under the Act due to the fact that the offering of the shares was not made in the United States and that Thriving Blue is a non-U.S. Person.

It is our policy that we will not enter into any related party transactions unless the Audit Committee or another independent body of the Board of Directors first reviews and approves the transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the executive officers and directors of the Company and every person who is directly or indirectly the beneficial owner of more than 10% of any class of security of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons also are required to furnish our company with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms received by us, we believe that during the fiscal year 2010, all of the executive officers and directors of the Company and every person who is directly or indirectly the beneficial owner of more than 10% of any class of security of the Company complied with the filing requirements of Section 16(a) of the Exchange Act.

BOARD OPERATIONS

Board Leadership Structure

The Board of Directors believes that Mr. Chan’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. Chan possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareholders, employees and customers.

Each of the directors other than Ron Chan Tze Ngon and Michael Santos is independent (see “Director Independence” below), and the Board of Directors believes that the independent directors provide effective oversight of management. The Board of Directors has not designated a lead director. Our independent directors call and plan their executive sessions collaboratively and, between Board of Directors meetings, communicate with management and one another directly. In the circumstances, the directors believe that formalizing in a lead director functions in which they all participate might detract from rather than enhance performance of their responsibilities as directors.

Director Qualifications

We seek directors with established strong professional reputations and experience in areas relevant to the strategy and operations of our businesses. We also seek directors who possess the qualities of integrity and candor, who have strong analytical skills and who are willing to engage management and each other in a constructive and collaborative fashion, in addition to the ability and commitment to devote significant time and energy to service on the Board and its committees.

The Nominating and Corporate Governance Committee and the Board believe that the leadership skills and other experiences of its Board members, as described below, provide the Company with a range of perspectives and judgment necessary to guide our strategies and monitor their execution.

Ron Chan Tze Ngon:  Mr. Chan has extensive PRC business experience and being a founder of the Company has enabled him to lead the Board throughout the development of the Company.

Michael Santos:  Mr. Santos’ extensive experience in satellite technology and exposure in the international for profit education markets enables him to guide the Board through related decisions.

Daniel Tseung:  Mr. Tseung’s strong academic background and extensive experience in reviewing financial results of companies as an investor together with his exposure in other boards of US companies enables him to be an effective director and to take up the responsibility as the chairman of our Audit Committee since the Company’s listing in the United States.

Justin Tang:  Mr. Tang’s experience in corporate finance in the United States and his extensive experience with public companies in the United States enables him to contribute significantly to the Board and to take up the responsibility of chairmanship of our Nomination and Corporate Governance Committee.

Stephen Markscheid:  Mr. Markscheid’s experience in the financial services industry with a focus in the Asian marketplace will enable him to evaluate strategic short and long term policies and plans of the Company.

Hope Ni:  Ms. Ni’s financial background as a chief financial officer of a public company combined with her years as practicing attorney at a major law firm specializing in corporate finance, enables her to help guide the Board in the many aspects of public company decision making.

Ned Sherwood:  Mr. Sherwood has been nominated to the Board and serves as a member of the Compensation Committee pursuant to a letter agreement with Fir Tree dated June 27, 2008.

Board Practices

Our business and affairs are managed under the direction of our board of directors. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. It is our expectation that the board of directors will meet regularly on a quarterly basis and additionally as required.

Board’s Role in Risk Oversight

The Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board of Directors committees. These committees then provide reports to the full Board of Directors . The oversight responsibility of the Board of Directors and its committees is enabled by management reporting processes that are designed to provide visibility to the Board of Directors about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, compliance, and other risks. The Board of Directors and its committees oversee risks associated with their respective areas of responsibility, as summarized below.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held six meetings during 2010 and all directors were present at each meeting. No director attended less than 75% of any meeting of a committee of which the director was a member. We do not have a policy with regard to Board members’ attendance at annual meetings of stockholders. All of our directors attended our Annual Meeting of Stockholders in November 2010.

DIRECTOR INDEPENDENCE

A majority of the directors serving on our Board must be independent directors under Rule 5605(b)(1) of the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”). The Board of Directors has a responsibility to make an affirmative determination whether a directors has a material relationships with the listed company through the application of Rule 5605(a)(2) of the Marketplace Rules of NASDAQ, which provides the definition of an independent director.

The Board of Directors has determined that each of the director nominees standing for election, except Ron Chan Tze Ngon and Michael Santos, has no relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined in the Marketplace Rules of NASDAQ. In determining the independence of our directors, the Board of Directors has adopted independence standards that follow the criteria specified by applicable laws and regulations of the SEC and the Marketplace Rules of NASDAQ. In determining the independence of our directors, the Board of Directors considered all transactions in which the Company and any director had any interest, including those discussed under “Certain Relationships and Related Transactions” above.

Based on the application of the independence standards and the examination of all of the relevant facts and circumstances, the Board determined that none of the following directors and nominees had any material relationship with the Company and, thus, are independent under Rule 5605(a)(2) of the Marketplace Rules of NASDAQ: Daniel Tseung, Justin Tang, Stephen Markscheid, Hope Ni and Ned Sherwood. In accordance with the Marketplace Rules of NASDAQ a majority of our Board of Directors is independent.

BOARD COMMITTEES

The Board of Directors has a Compensation Committee, a Nominating and Corporate Governance Committee and an Audit Committee.

COMPENSATION COMMITTEE

The Compensation Committee was established on February 9, 2007. The members of the Compensation Committee during 2010 and through October 3, 2011 were Justin Tang, Daniel Tseung and Ned Sherwood. Mr. Sherwood, the Board designee of Fir Tree serves as a member of the Compensation Committee in accordance with the terms of a letter agreement dated June 27, 2008 between the Company and Fir Tree. Mr. Sherwood is Chairman of the Compensation Committee. Commencing October 3, 2011, the members of the Compensation Committee were Hope Ni, Stephen Markscheid and Ned Sherwood.

Each of these members were or are considered “independent” under the current independence standards of NASDAQ Marketplace Rule 4200(a)(15) and meet the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, as determined by the Board of Directors. The Compensation Committee operates under a written charter. The Compensation Committee Charter can be found on our website at www.chinacasteducation.com and can be made available in print free of charge to any shareholder who requests it. A copy of our Compensation Committee Charter was included as Appendix A to our proxy statement for our Annual Meeting of Shareholders held in 2009.

The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for our officers and administers our 2007 Omnibus Securities and Incentive Plan. The Compensation Committee held two meetings during 2010.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee was established on February 9, 2007. The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in identifying qualified individuals to become members of the Board of Directors, in determining the composition of the Board of Directors and in monitoring the process to assess the effectiveness of the Board of Directors. The Nominating and Corporate Governance Committee held no meetings during 2010.

The members of the Nominating and Corporate Governance Committee during 2010 and through September 25, 2011, were Daniel Tseung, Justin Tang and Ned Sherwood. Mr. Tang served as the Chairman of the Nominating and Corporate Governance Committee. Commencing October 3, 2011, the members of the Nominating and Corporate Governance Committee were Justin Tang, Hope Ni and Stephen Markscheid. Each of the above-listed Nominating and Corporate Governance Committee members were or are considered “independent” under the current independence standards of NASDAQ Marketplace Rule 4200(a)(15) and meet the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, as determined by the Board of Directors.

The Nominating and Corporate Governance Committee operates under a written charter.  The Nominating and Corporate Governance Committee Charter can be found on our website at www.chinacasteducation.com and can be made available in print free of charge to any shareholder who requests it. A copy of our Nominating and Corporate Governance Committee Charter was included as Appendix B to our proxy statement for our Annual Meeting of Shareholders held in 2007.

There have been no changes to the procedures by which the stockholders of the Company may recommend nominees to the Board of Directors since the filing of the Company’s Definitive Proxy Statement on October 20, 2010 for its Annual Meeting of Stockholders, which was held on November 19, 2010. The Nominating and Corporate Governance Committee will consider director candidates recommended by any reasonable source, including current Board members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation. The Board does not have a formal policy on Board candidate qualifications. The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience in business or financial matters as would make such nominee an asset to the Board of Directors and may, under certain circumstances, be required to be “independent,” as such term is defined in the NASDAQ Marketplace Rules and applicable SEC regulations. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met. In addition, under certain circumstances, a director may be nominated as a result of the Company’s agreement with a third party. Ned Sherwood, a current independent director, was nominated as a designee of Fir Tree pursuant to an agreement dated June 27, 2008.

Security holders wishing to submit the name of a person as a potential nominee to the Board of Directors must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee of the Board of Directors, c/o ChinaCast Education Corporation, Suite 08, 20F, One International Financial Centre, 1 Harbour View Street, Central, Hong Kong. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating and Corporate Governance Committee, and/or any other method the Nominating and Corporate Governance Committee deems appropriate, which may, but need not, include a questionnaire. The Nominating and Corporate Governance Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating and Corporate Governance Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board of Directors, (ii) a director is not standing for re-election, or (iii) the Nominating and Corporate Governance Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a security holder will not be evaluated any differently than any other potential nominee. Although it has not done so in the past, the Nominating and Corporate Governance Committee may retain search firms to assist in identifying suitable director candidates.

On October 28, 2011, a stockholder nominated Mr. Derek Feng to the slate of directors to be voted at the annual meeting. The Nominating and Corporate Governance Committee reviewed the credentials of Mr. Feng and found Mr. Feng not to be suitable as a candidate as he is a current director of CIBT Education Group (NYSE AMEX: MBA) which is a direct competitor of the Company in its international education business.

AUDIT COMMITTEE

The Audit Committee was established on February 9, 2007. The Audit Committee operates under a written charter. The Audit Committee Charter can be found on our website at www.chinacasteducation.com and can be made available in print free of charge to any shareholder who requests it. A copy of our Audit Committee was included as Appendix A to our proxy statement for our Annual Meeting of Shareholders held in 2007.

The Audit Committee’s charter states that the responsibilities of the Audit Committee shall include, among other things:

•	reviewing the Audit Committee’s charter, annual report to stockholders and reports submitted to the SEC;
•	naming the Company’s independent auditors, confirming and reviewing their independence, and approving their fees;
•	reviewing the independent auditors’ performance;
•	discussing with the independent auditor and management the independent auditor’s judgment about the quality, not just the acceptability, of the Company’s accounting principles;
•	following an audit, reviewing significant difficulties encountered during the audit;
•	reviewing significant disagreements among management and the independent auditors in the preparation of the Company’s financial statements; and
•	reviewing and approval of all transactions with affiliates, related parties, directors and executive officers.

The Audit Committee met five times during 2010. Pursuant to its charter, the Audit Committee meets at least quarterly with the Company’s internal auditors.

The members of the Audit Committee during 2010 and through September 25, 2011, were Justin Tang, Daniel Tseung and Ned Sherwood. Commencing October 3, 2011, the members of the Audit Committee were Daniel Tseung, Stephen Markscheid and Justin Tang. Mr. Tseung served as the Chairperson of the Audit Committee. Each of the above-listed Audit Committee members were or are considered “independent” under the current independence standards of NASDAQ Marketplace Rule 4200(a)(15) and meet the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, as determined by the Board of Directors.

Our Board of Directors has determined that we have at least one audit committee financial expert, as defined in the Exchange Act, serving on our Audit Committee. Mr. Markscheid is the “audit committee financial expert.”

REPORT OF THE AUDIT COMMITTEE(1)

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the committee are “independent” as required by applicable Marketplace Rules of NASDAQ. The Audit

(1)	The material in the Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Committee operates pursuant to a Charter that was approved by the Board. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of the oversight of the Company’s financial reporting process, the Audit Committee has reviewed and discussed the audited financial statements with management, the internal auditors and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committee, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. Finally, the Audit Committee has received written disclosures and the letter from the independent auditors, as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s consideration and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the reports, review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2010, as filed with the Securities and Exchange Commission.

THE 2010 AUDIT COMMITTEE

Daniel Tseung, Chairman
Ned Sherwood
Justin Tang

EXECUTIVE SESSIONS

Under NASDAQ Marketplace Rule 5605(b)(2), our independent directors are required to hold regular executive sessions. The chairperson of the executive session will rotate at each session so that each non-management director shall have an opportunity to serve as chairperson. Interested parties may communicate directly with the presiding director of the executive session or with the non-management directors as a group, by directing such written communication to Mr. Daniel Tseung at c/o ChinaCast Education Corporation, Suite 08, 20F, One International Financial Centre, 1 Harbour View Street, Central, Hong Kong.

PROCESS FOR SENDING COMMUNICATIONS TO THE BOARD OF DIRECTORS

The Board of Directors maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board or any individual director may send an email through our website at www.chinacasteducation.com or mail a communication addressed to the Secretary of the Company, c/o ChinaCast Education Corporation, Suite 08, 20F, One International Financial Centre, 1 Harbour View Street, Central, Hong Kong. Any such communication must state the number of shares of Common Stock beneficially owned by the stockholder making the communication. All of such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom communication is directed unless the communication is clearly of a marketing nature or is inappropriate, in which case we have the authority to discard the communication or take appropriate legal action regarding the communication.

CODE OF ETHICS

We adopted a code of ethics that applies to our directors, officers and employees. A written copy of the code can be found on our website at www.chinacasteducation.com and can be made available in print to any shareholder upon request at no charge by writing to our Secretary, c/o ChinaCast Education Corporation, Suite 08, 20F, One International Financial Centre, 1 Harbour View Street, Central, Hong Kong. Our Code of Ethics is intended to be a codification of the business and ethical principles which guide us, and to deter wrongdoing, to promote honest and ethical conduct, to avoid conflicts of interest, and to foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this Code.

EXECUTIVE COMPENSATION

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers listed in the Summary Compensation Table below (the “named executive officers”) during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

The compensation committee currently oversees the design and administration of our executive compensation program.

Objectives and Philosophy

Our primary goal with respect to our compensation programs has been to attract and retain the most talented and dedicated employees in key positions in order to compete effectively in the market place, successfully execute our growth strategies, and create lasting shareholder value. The Compensation Committee evaluates both individual and Company performance when determining the compensation of our executives. Our executives’ overall compensation is tied to the Company financial and operational performance, as measured by revenues and net income, as well as to accomplishing strategic goals such as merger and acquisitions and fund raising. The Compensation Committee believes that a significant portion of our executive’s total compensation should be at-risk compensation that is linked to stock-based incentives to align their interests with those of shareholders.

Additionally, the Compensation Committee has determined that an executive officer who is a Chinese national and is based in China will be entitled to a locally competitive package and an executive officer who is an expatriate or who is based outside the PRC will be paid a salary commensurate with those paid to the executives in their home countries. The Compensation Committee evaluates the appropriateness of the compensation programs annually and may make adjustments after taking account the subjective evaluation described previously.

We apply our compensation policies consistently for determining compensation of our chief executive officer as we do with the other executives. The Compensation Committee assesses the performance of our chief executive officer annually and determines the base salary and incentive compensation of our chief executive officer.

Our Chief Executive Officer is primarily responsible for the assessment of our other executive officers’ performance. Ultimately, it is the Compensation Committee’s evaluation of the chief executive officer’s assessment along with competitive market data that determines each executive’s total compensation.

Elements of Our Executive Compensation Programs

Base Salary.  All full time executives are paid a base salary. Base salaries for our named executives are set based on their professional qualifications and experiences, education background and scope of their responsibilities, taking into account competitive market compensation levels paid by other similar sized companies for similar positions and reasonableness and fairness when compared to other similar positions of responsibility within the Company. Base salaries are reviewed annually by the Compensation Committee, and may be adjusted annually as needed.

Annual Bonuses.  The Company does not pay guaranteed annual bonuses to our executives or to employees at any level because we emphasize pay-for-performance. The Compensation Committee determines cash bonuses towards the end of each fiscal year to award our executive officers including our Chief Executive Officer and Chief Financial Officer based upon a subjective assessment of the Company’s overall performance and the contributions of the executive officers during the relevant period.

Equity Incentive Compensation.  A key element of our pay-for-performance philosophy is our reliance on performance-based equity awards through the Company’s equity based compensation plan. This program aligns executives’ and shareholders’ interests by providing executives an ownership stake in the Company. Our

Compensation Committee has the authority to award equity incentive compensation, i.e. stock options or incentive stock, to our executive officers in such amounts and on such terms as the Compensation Committee determines in its sole discretion. The Compensation Committee will review the existing 2007 Omnibus Securities and Incentive Plan or approve additional plans from time to time, and determine the overall stock units that can be awarded during the period. The Compensation Committee will approve the award plan including performance target benchmarks proposed by the management for the executives each year.

The Compensation Committee grants equity incentive compensation at times when there are not material non-public information to avoid timing issues and the appearance that such awards are made based on any such information. The exercise price is the closing market price on the date of the grant. The Compensation Committee’s policy is to keep the total stock option and restricted stock awarded each year under 1% of the total shares outstanding. All awards under the plan will be subjected to vesting period approved.

Other Compensation.  We provide our executives with certain other benefits, including reimbursement of business and entertainment expenses, health insurance, vacation and sick leave plan. The Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits as it deems necessary. We believe that these benefits are typically provided to senior executives of similar companies in China and in the U.S.

Summary Compensation Table

The following table sets forth all cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, for each of the last three fiscal years to each named executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Ron Chan Tze Ngon, Executive Chairman and Chief Executive Officer(2)	2010	230,769	121,500	120,411	—	—	—	472,680	(8)
	2009	204,345	—	—	—	—	—	204,345
	2008	139,221	—	—	—	—	—	139,221
Li Wei, Chief Operating Officer(3)	2010	88,798	46,752	86,012	267,000	—	—	488,562	(9)
	2009	80,030	—	—	267,000	—	—	349,030
	2008	82,899	—	—	267,000	—	—	349,899
Antonio Sena, Chief Financial Officer(4)	2010	184,615	97,200	103,184	176,220	—	—	561,219	(10)
	2009	131,586	—	—	178,890	—	—	310,476
	2008	134,475	—	—	178,890	—	—	313,365
Michael Santos, Director and President, International(5)	2010	185,000	97,403	103,184	176,220	—	—	561,807	(11)
	2009	185,768	—	—	178,890	—	—	364,658
	2008	189,847	—	—	178,890	—	—	368,737
Jim Ma, VP of Finance(6)	2010	138,462	72,900	86,012	176,220	—	—	473,594	(12)
	2009	102,173	—	—	178,890	—	—	281,063
	2008	104,416	—	—	178,890	—	—	283,306
Jiang Xiang Yuan, VP(7)	2010	88,798	46,752	103,184	267,000	—	—	505,734	(13)
	2009	27,778	—	—	267,000	—	—	294,778
	2008	28,174	—	—	267,000	—	—	295,174

(1)	Valuation based on the dollar amount of option grants was based on the grant date fair value of awards computed in accordance with FASB ASC Topic 718. All Option Awards were received in 2008.
(2)	During 2010, Mr. Ron Chan received a total of 19,837 shares of restricted stock and a bonus of $121,411 under EIP2009. The closing price of the shares at the grant date on June 22, 2010 was $6.07.
(3)	On January 11, 2008, Mr Li Wei received a grant of options to purchase 300,000 shares of the Company’s common stock at an exercise price of $6.30 per share. 100,000 of the options vested on March 31, 2008, 100,000 of such options vested on March 31, 2009 and 100,000 of such options vested on March 31, 2010. During 2010, Mr. Li received a total of 14,170 shares of restricted stock and a bonus of $46,752 under EIP2009. The closing price of the shares at the grant date on June 22, 2010 was $6.07.
(4)	On January 11, 2008, Mr. Antonio Sena received a grant of options to purchase 200,000 shares of the Company’s common stock at an exercise price of $6.30 per share. 67,000 of the options vested on March 31, 2008, 67,000 of such options vested on March 31, 2009 and 66,000 of such options vested on March 31, 2010. During the year, Mr. Sena received a grant of 16,999 shares of restricted stock under EIP2009. The closing price of the shares at the grant date on June 22, 2010 was $6.07.
(5)	On January 11, 2008, Mr. Michael Santos received a grant of options to purchase 200,000 shares of the Company’s common stock at an exercise price of $6.30 per share. 67,000 of the options vested on March 31, 2008, 67,000 of such options vested on March 31, 2009 and 66,000 of such options vested on March 31, 2010. During the year, Mr. Santos received a grant of 16,999 shares of restricted stock under EIP2009. The closing price of the shares at the grant date on June 22, 2010 was $6.07.
(6)	On January 11, 2008, Mr. Jim Ma received a grant of options to purchase 200,000 shares of the Company’s common stock at an exercise price of $6.30 per share. 67,000 of the options vested on March 31, 2008, 67,000 of such options vested on March 31, 2009 and 66,000 of such options vested on March 31, 2010. During the year, Mr. Ma received a grant of 14,170 shares of restricted stock under EIP2009. The closing price of the shares at the grant date on June 22, 2010 was $6.07.
(7)	On January 11, 2008, Mr. Jiang received a grant of options to purchase 300,000 shares of the Company’s common stock at an exercise price of $6.30 per share. 100,000 of the options vested on March 31, 2008, 100,000 of such options vested on March 31, 2009 and 100,000 of such options vested on March 31, 2010. During the year, Mr. Jiang received a grant of 16,999 shares of restricted stock under EIP2009. The closing price of the shares at the grant date on June 22, 2010 was $6.07.
(8)	Represents salary earned as Chief Executive Officer of CCH.
(9)	Represents salary earned as Chief Operations Officer of CCH.
(10)	Represents salary earned as Chief Financial Officer of CCH.
(11)	Represents salary earned as Chief Marketing Officer of CCH.
(12)	Represents salary earned as Vice President of Finance of CCH.
(13)	Represents salary earned as Vice President of CCH.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Ron Chan(1)	—	—	—	—	—	59,499	349,259	—	—
Li Wei(2)	300,000	—	—	6.30	1/11/2018	42,498	249,463	—	—
Antonio Sena(3)	200,000	—	—	6.30	1/11/2018	51,003	299,388	—	—
Michael Santos(4)	200,000	—	—	6.30	1/11/2018	51,003	299,388	—	—
Jim Ma(5)	200,000	—	—	6.30	1/11/2018	42,498	249,463	—	—
Jiang Xiang Yuan	300,000	—	—	6.30	1/11/2018	51,003	299,388	—	—

(1)	On June 22, 2010, Mr. Ron Chan was granted 79,336 shares under EIP2009. The shares vest over 12 quarters, 19,837 shares vested in 2010 and 26,444 shares vest in each of 2011 and 2012 and 6,611 shares vest in 2013.

(2)	On January 11, 2008, Mr. Li Wei received a grant of options to purchase 300,000 shares of the Company’s common stock at an exercise price of $6.30 per share. 100,000 of the options vested on each of March 31, 2008 and March 31, 2009 and 100,000 of such options vested on March 31, 2010.
(3)	On January 11, 2008, Mr. Antonio Sena received a grant of options to purchase 200,000 shares of the Company’s common stock at an exercise price of $6.30 per share. 67,000 of the options vested on each of March 31, 2008 and March 31, 2009 and 66,000 of such options vested on March 31, 2010.
(4)	On January 11, 2008, Mr. Michael Santos received a grant of options to purchase 200,000 shares of the Company’s common stock at an exercise price of $6.30 per share. 67,000 of the options vested on each of March 31, 2008 and March 31, 2009 and 66,000 of such options vested on March 31, 2010.
(5)	On January 11, 2008, Mr. Jim Ma received a grant of options to purchase 200,000 shares of the Company’s common stock at an exercise price of $6.30 per share. 67,000 of the options vested on each of March 31, 2008 and March 31, 2009 and 66,000 of such options vested on March 31, 2010.
(6)	On January 11, 2008, Mr. Jiang received a grant of options to purchase 300,000 shares of the Company’s common stock at an exercise price of $6.30 per share. 100,000 of the options vested on each of March 31, 2008, 100,000 of such options vested on March 31, 2009 and 100,000 of such options vested on March 31, 2010.

Grants of Plan Based Awards

The following table summarizes our awards made to our named executive officers under any plan in 2010.

			Estimated Future Payouts Under Equity Incentive Plan Awards			Stock Awards: Number of Shares of Stock or Units (#)	Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)
Name	Grant Date	Approval Date	Threshold (#)	Target (#)	Maximum (#)
Ron Chan	6/22/2010	5/7/2010	n/a	n/a	n/a	79,336	—	(1)	—	6.07
Li Wei	6/22/2010	5/7/2010	n/a	n/a	n/a	56,668	—	(2)	—	6.07
Antonio Sena	6/22/2010	5/7/2010	n/a	n/a	n/a	68,002	—	(3)	—	6.07
Michael Santos	6/22/2010	5/7/2010	n/a	n/a	n/a	68,002	—	(4)	—	6.07
Jim Ma	6/22/2010	5/7/2010	n/a	n/a	n/a	56,668	—	(5)	—	6.07
Jiang Xiang Yuan	6/22/2010	5/7/2010	n/a	n/a	n/a	68,002	—	(6)	—	6.07

(1)	On June 22, 2010, Mr. Ron Chan was granted 79,336 shares under EIP2009. The shares vest over 12 quarters. 19,837 shares vested in 2010 and 26,444 shares vest in each of 2011 and 2012 and 6,611 shares vest in 2013.
(2)	On June 22, 2010, Mr. Li was granted 56,668 shares under EIP2009. The shares vest over 12 quarters. 14,170 shares vested in 2010 and 18,888 shares vest in each of 2011 and 2012 and 4,722 shares vest in 2013.
(3)	On June 22, 2010, Mr. Sena was granted 68,002 shares under EIP2009. The shares vest over 12 quarters. 16,999 shares vested in 2010 and 22,668 shares vest in each of 2011 and 2012 and 5,667 shares vest in 2013.
(4)	On June 22, 2010, Mr. Santos was granted 68,002 shares under EIP2009. The shares vest over 12 quarters. 16,999 shares vested in 2010 and 22,668 shares vest in each of 2011 and 2012 and 5,667 shares vest in 2013.
(5)	On June 22, 2010, Mr. Jim Ma was granted 56,668 shares under EIP2009. 14,170 shares vested in 2010 and 18,888 shares vest in each of 2011 and 2012 and 4,722 shares vest in 2013.
(6)	On June 22, 2010, Mr. Jiang 68,002 shares under EIP2009. The shares vest over 12 quarters. 16,999 shares vested in 2010 and 22,668 shares vest in each of 2011 and 2012 and 5,667 shares vest in 2013.

2009 Executive Incentive Plan

In October 28, 2009, we adopted our 2009 Executive Incentive Plan (the “EIP”). The EIP is intended to form the basis for compensation of our executives (6 persons) in 2010. In January 2010, each of our executives entered into employment agreements with the Company, the terms of which are based on the terms of the EIP.

Pursuant to the EIP, the compensation package for each of our executives shall consist of (i) base salary, (ii) cash bonus and (iii) stock based compensation consisting of restricted shares of the Company’s common stock. Cash bonuses and shares of restricted stock shall be based on the Company’s achievement of the following key performance targets:

1.	Revenues of US$49 – 51 million for 2009 (“Revenue Target”)
2.	Adjusted net profit of US$14 – 16 million for 2009 (“Net Profit Target”)
3.	Return on assets of 4.8% – 5.2% for 2009 (“Return of Assets Target”)

Cash bonuses shall be set by our CEO and based on 40-50% of the base salary of each executive as well as the percentage achievement of each of each of the key performance targets. The percentage of total cash bonus for which an executive is eligible shall be allocated as follows: (i) 40% based on achievement of the Revenue Target, (ii) 40% based on achievement of the Net Profit Target and (iii) 20% based on achievement of the Return of Assets Target. In the case of each of these targets, achievement of the low end of the target range shall entitle the executive to receive 100% of the portion of total cash bonus attributable to such target. If, however, 110% of such target is achieved, the executive shall be entitled to receive 110% of the total bonus attributable to such target. Conversely, if only 80% of such target is achieved, the executive shall be entitled to receive 80% of the total bonus attributable to such target.

A total of around 350,000 shares of common stock shall be available for award as stock based compensation in the form of restricted stock. The percentage of the total number of shares of restricted stock for which an executive is eligible to receive shall be allocated as follows: (i) 25% based on achievement of the Revenue Target, (ii) 25% based on achievement of the Net Profit Target and (iii) 50% based on achievement of the Return of Assets Target. In the case of each of these targets, achievement of the low end of the target range shall entitle the executive to receive 100% of the portion of total stock based compensation attributable to such target. If, however, 110% of such target is achieved, the executive shall be entitled to receive 110% of the total stock based compensation attributable to such target. Conversely, if only 80% of such target is achieved, the executive shall be entitled to receive 80% of the total stock based compensation attributable to such target. All restricted stock awards made pursuant to the EIP shall vest in even amounts quarterly over the twelve consecutive fiscal quarters commencing March 31, 2010.

Stock Incentive Plan

Our long term incentives are in the form of restricted shares and incentive stock options to directors, executives, employees and consultants under the 2007 Omnibus Securities and Incentive Plan (the “2007 Plan”). The objective of these awards is to advance the longer term interests of our Company and our stockholders and complement incentives tied to annual performance. These awards provide rewards to directors, executives and other key employees and consultants upon the creation of incremental stockholder value and attainment of long-term earnings goals. Stock option awards under the 2007 Plan produce value to participants only if the price of our stock appreciates, thereby directly link the interests of the participants with those of the stockholders.

Awards

The 2007 Plan provides for the grant of Distribution Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Performance Share Awards, Restricted Stock Awards, Stock Appreciation Rights, Tandem Stock Appreciation Rights, Unrestricted Stock Awards of up to an aggregate of 2,500,000 shares of Common Stock to officers, employees and independent contractors of the Company or its affiliates. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2007 Plan. The number of shares of Common Stock for which awards may be granted to a participant under the 2007 Plan in any calendar year cannot exceed 1,000,000.

Currently, there are 1,300 employees and directors who would be entitled to receive stock options and/or restricted shares under the 2007 Plan. Future new hires and additional consultants would be eligible to participate in the 2007 Plan as well. The number of stock options and/or restricted shares to be granted to executives and directors cannot be determined at this time as the grant of stock options and/or restricted shares is dependent upon various factors such as hiring requirements and job performance.

Administration of the 2007 Plan

The 2007 Plan is administered by the Board of Directors or a committee of the Board of Directors consisting of not less than two members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”) (in either case, the “Committee”). Among other things, the Committee has complete discretion, subject to the express limits of the 2007 Plan, to determine the employees and independent contractors to be granted an award, the type of award to be granted, the number of shares of Common Stock subject to each award, the exercise price of each option and base price of each Stock Appreciation Right, the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the stock, and the required withholding. The Committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would materially and adversely affect the participant. The Committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2007 Plan. Notwithstanding the foregoing, the Committee does not have any authority to grant or modify an award under the 2007 Plan with terms or conditions that would cause the grant, vesting or exercise to be considered nonqualified “deferred compensation” subject to Code Section 409A.

Options

Options granted under the 2007 Plan may be either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under the Code, or “nonqualified stock options” (“NQSOs”). Options may be granted on such terms and conditions as the Committee may determine; provided, however, that the exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant and the term of the option my not exceed 10 years (110% of such value and 5 years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital stock of the Company or a parent or subsidiary of the Company). ISOs may only be granted to employees. In addition, the aggregate fair market value of Common Stock covered by ISOs (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NQSO.

Stock Appreciation Rights (SARs)

An SAR entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying stock between the date of grant and the date of exercise. SARs may be granted in tandem with, or independently of, options granted under the 2007 Plan. An SAR granted in tandem with an option (i) is exercisable only at such times, and to the extent, that the related option is exercisable in accordance with the procedure for exercise of the related option; (ii) terminates upon termination or exercise of the related option (likewise, the option granted in tandem with an SAR terminates upon exercise of the SAR); (iii) is transferable only with the related option; and (iv) if the related option is an ISO, may be exercised only when the value of the stock subject to the option exceeds the exercise price of the option. An SAR that is not granted in tandem with an option is exercisable at such times as the Committee may specify.

Performance Shares

Performance share awards entitle the participant to acquire shares of stock upon attaining specified performance goals.

Restricted Stock

A restricted stock award is a grant or sale of stock to the participant, subject to the Company’s right to repurchase all or part of the shares at their purchase price (or to require forfeiture of such shares if purchased at no cost) in the event that conditions specified by the Committee in the award are not satisfied prior to the end of the time period during which the shares subject to the award may be repurchased by or forfeited to the Company. The purchase price for each share of restricted stock may not be less than the par value of the Company’s Common Stock.

Additional Terms

Except as provided in the 2007 Plan, awards granted under the 2007 Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their guardian or legal representative. Each award agreement will specify, among other things, the effect on an award of the disability, death, retirement, authorized leave of absence or other termination of employment. The Company may require a participant to pay the Company the amount of any required withholding in connection with the grant, vesting, exercise or disposition of an award. A participant is not considered a stockholder with respect to the shares underlying an award until the shares are issued to the participant.

Term Amendments

The 2007 Plan is effective for 10 years, unless it is sooner terminated or suspended. The Committee may at any time amend, alter, suspend or terminate the 2007 Plan; provided, that no amendment requiring stockholder approval will be effective unless such approval has been obtained. No termination or suspension of the 2007 Plan will affect an award which is outstanding at the time of the termination or suspension.

Option Exercises and Stock Vested

There were no options exercised by the named executive officers in 2010.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans.

Service Agreements

The Company signed Service Agreements with each of the named executive officers on January 4, 2010.

The Company entered into a Service Agreement, dated January 4, 2010, with Ron Chan Tze Ngon, pursuant to which the Company agreed that Mr. Chan would serve as the Company’s Chief Executive Officer commencing on January 4, 2010. The Service Agreement may be terminated by either the Company or Mr. Chan upon three months prior written notice to the other party. Pursuant to the Service Agreement, the Company agreed that Mr. Chan’s salary shall initially be HK$1,800,000 per year and shall be subject to annual review by the Company’s Board of Directors. In addition, the Service Agreement provides that Mr. Chan shall be entitled to receive an annual performance bonus, determined in accordance with the Company’s EIP. The Service Agreement also provides that Mr. Chan be allocated 70,000 restricted shares of common stock to be awarded evenly on meeting the management targets set each year for 2009 (pursuant to the EIP), 2010 and 2011. Mr. Chan’s Service Agreement contains restrictions with respect to the disclosure or use of confidential information of the Company, as well as restrictions on Mr. Chan’s ability to engage in certain activities that may be deemed to be competitive with or adverse to the business interests of the Company.

The Company entered into a Service Agreement, dated January 4, 2010, with Michael Santos, pursuant to which the Company agreed that Mr. Santos would serve as the Company’s President International & Executive Director commencing on January 4, 2010. The Service Agreement may be terminated by either the Company or Mr. Santos upon three months prior written notice to the other party. Pursuant to the Service Agreement, the Company agreed that Mr. Santos’ salary shall initially be US$185,000 per year and shall be subject to annual review by the Company’s Board of Directors. In addition, the Service Agreement provides that Mr. Santos shall be entitled to receive an annual performance bonus, determined in accordance with the Company’s EIP. The Service Agreement also provides that Mr. Santos shall be allocated 60,000 restricted shares of common stock to be awarded evenly on meeting the management targets set each year for 2009 (pursuant to the EIP), 2010 and 2011. Mr. Santos’ Service Agreement contains restrictions with respect to the disclosure or use of confidential information of the Company, as well as restrictions on Mr. Santos’ ability to engage in certain activities that may be deemed to be competitive with or adverse to the business interests of the Company.

The Company entered into a Service Agreement, dated January 4, 2010, with Antonio Sena, pursuant to which the Company agreed that Mr. Sena would serve as the Company’s Chief Financial Officer commencing on January 4, 2010. The Service Agreement may be terminated by either the Company or Mr. Sena upon three months prior written notice to the other party. Pursuant to the Service Agreement, the Company agreed that Mr. Sena’s salary shall initially be HK$1,440,000 per year and shall be subject to annual review by the Company’s Board of Directors. In addition, the Service Agreement provides that Mr. Sena shall be entitled to receive an annual performance bonus, determined in accordance with the Company’s EIP. The Service Agreement also provides that Mr. Sena shall be allocated 60,000 restricted shares of common stock to be awarded evenly on meeting the management targets set each year for 2009 (pursuant to the EIP), 2010 and 2011. Mr. Sena’s Service Agreement contains restrictions with respect to the disclosure or use of confidential information of the Company, as well as restrictions on Mr. Sena’s ability to engage in certain activities that may be deemed to be competitive with or adverse to the business interests of the Company.

The Company entered into a Service Agreement, dated January 4, 2010, with Jim Ma, pursuant to which the Company agreed that Mr. Ma would serve as the Company’s Chief Accounting Officer commencing on January 4, 2010. The Service Agreement may be terminated by either the Company or Mr. Ma upon three months prior written notice to the other party. Pursuant to the Service Agreement, the Company agreed that Mr. Ma’s salary shall initially be HK$1,080,000 per year and shall be subject to annual review by the Company’s Board of Directors. In addition, the Service Agreement provides that Mr. Ma shall be entitled to receive an annual performance bonus, determined in accordance with the Company’s EIP. The Service Agreement also provides that Mr. Ma shall be allocated 50,000 restricted shares of common stock to be awarded evenly on meeting the management targets set each year for 2009 (pursuant to the EIP), 2010 and 2011. Mr. Ma’s Service Agreement contains restrictions with respect to the disclosure or use of confidential information of the Company, as well as restrictions on Mr. Ma’s ability to engage in certain activities that may be deemed to be competitive with or adverse to the business interests of the Company.

The Company entered into a Service Agreement, dated January 4, 2010, with Li Wei, pursuant to which the Company agreed that Mr. Li would serve as the Company’s Chief Operating Officer commencing on January 4, 2010. The Service Agreement may be terminated by either the Company or Mr. Li upon three months prior written notice to the other party. Pursuant to the Service Agreement, the Company agreed that Mr. Li’s salary shall initially be HK$692,628 per year and shall be subject to annual review by the Company’s Board of Directors. In addition, the Service Agreement provides that Mr. Li shall be entitled to receive an annual performance bonus, determined in accordance with the Company’s EIP. The Service Agreement also provides that Mr. Li shall be allocated 50,000 restricted shares of common stock to be awarded evenly on meeting the management targets set each year for 2009 (pursuant to the EIP), 2010 and 2011. Mr. Li’s Service Agreement contains restrictions with respect to the disclosure or use of confidential information of the Company, as well as restrictions on Mr. Li’s ability to engage in certain activities that may be deemed to be competitive with or adverse to the business interests of the Company.

The Company entered into a Service Agreement, dated January 4, 2010, with Jiang Xiangyuan, pursuant to which the Company agreed that Mr. Jiang would serve as the Company’s Chief Investment Officer commencing on January 4, 2010. The Service Agreement may be terminated by either the Company or Mr. Jiang upon three months prior written notice to the other party. Pursuant to the Service Agreement, the Company agreed that Mr. Jiang’s salary shall initially be HK$692,628 per year and shall be subject to annual review by the Company’s Board of Directors. In addition, the Service Agreement provides that Mr. Jiang shall be entitled to receive an annual performance bonus, determined in accordance with the Company’s EIP. The Service Agreement also provides that Mr. Jiang shall be allocated 60,000 restricted shares of common stock to be awarded evenly on meeting the management targets set each year for 2009 (pursuant to the EIP), 2010 and 2011. Mr. Jiang’s Service Agreement contains restrictions with respect to the disclosure or use of confidential information of the Company, as well as restrictions on Mr. Jiang’s ability to engage in certain activities that may be deemed to be competitive with or adverse to the business interests of the Company.

Potential Payments Upon Termination or Change in Control

We have no potential payments upon termination other than severance compensation required by the laws in the PRC and other applicable jurisdictions which ranged from 1 to 3 months of base salaries. In the case of change in control of the Company, the unvested portion of all stock based compensation shall vest immediately.

Director Compensation

The following table summarizes compensation that our directors earned during 2010 for services as members of our Board and Board committees:

Name	Fees Earned or Paid in Cash (US$)	Stock Awards (US$)(1)	Options Awards (US$)	All Other Compensation (US$)	Total (US$)
Daniel Tseung	70,000	528,750	—	—	598,750
Justin Tang	70,000	528,750	—	—	598,750
Ned Sherwood	73,804	705,000	—	—	778,804

(1)	Valuation based on the dollar amount of restricted stock grants was based on the grant date fair value of awards computed in accordance with FASB ASC Topic 718.
(2)	Mr. Daniel Tseung received a grant of 75,000 shares of restricted common stock on August 8, 2010 all of which are scheduled to vest on February 9, 2013.
(3)	Mr. Justin Tang received a grant of 75,000shares of restricted common stock on August 8, 2010 25,000 of which vested on April 30, 2011, 25,000 of which will vest on February 9, 2012 and 25,000 of which are scheduled to vest on February 9, 2013.
(4)	Mr. Ned Sherwood received a grant of 100,000 shares of restricted common stock on August 6, 2010 10,000 of which vested on December 11, 2010, 30,000 of which will vest on December 11, 2011 and 60,000 of which are scheduled to vest on December 11, 2012.

RISK ANALYSIS OF OUR COMPENSATION PLANS

Our compensation plans do not encourage excessive and unnecessary risk taking. The plans encourage long term staff retention which is critical for the Company to maintain its strategy of growing through acquisition and new business lines in the PRC. The Company does not believe that there are any risks arising from its compensation plans and policies that are likely to have a material effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of our Compensation Committee of the Board of Directors during 2010 were Daniel Tseung, Justin Tang and Ned Sherwood. Commencing October 3, 2011, the Compensation Committee members were Hope Ni, Stephen Markscheid and Ned Sherwood. No member of our Compensation Committee was, or has been, an officer or employee of the Company or any of our subsidiaries. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of the Company or another entity.

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee has reviewed and discussed the discussion and analysis of the Company’s compensation which appears above with management, and, based on such review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the above disclosure be included in this Proxy Statement.

The current members of the Compensation Committee are:

Ned Sherwood, Chairman
Stephen Markscheid
Hope Ni

(1)	The material in the Compensation Committee report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

REQUIRED VOTE

Election of the directors requires a plurality vote of the shares present in person or represented by proxy at the Annual Meeting, provided a quorum exists.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
THE SEVEN NOMINEES FOR DIRECTOR SET FORTH HEREIN.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte Touche Tohmatsu CPA Ltd. (“DTT”) has served as our independent auditors since March 13, 2007, and the Board of Directors has appointed DTT as our independent auditors for the 2011 fiscal year. A representative from DTT is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if such representative desires to do so.

Fees of Independent Auditor

Audit Fees

During the fiscal year ended December 31, 2009, the aggregate fees billed by our principal auditor were $1.0 million for professional services rendered for the audit and review of financial statements and other services in connection with share offering in December 2009 and filings of various registration statements. During the fiscal year end December 31, 2010, the aggregate fees billed by our principal auditor were $1.1 million for professional services rendered for the audit and review of financial statements and filings of various registration statements.

Audit Related Fees

Excluding those fees disclosed in the Audit Fees section above, there were no audit related fees for the fiscal years ended December 31, 2009 and 2010.

Tax Fees

During the fiscal year ended December 31, 2009 and 2010, the aggregate fees billed or expected to be billed by our principal auditor and one of its member firms were $0.1 million and $0.1 million, respectively, for professional services rendered for tax compliance work and other tax related services.

All Other Fees

During the fiscal years ended December 31, 2009 and 2010, there were no fees billed for products and services provided by the independent registered public accounting firm other than those set forth above.

Pre-Approval Policies and Procedures

In accordance with the SEC’s auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to the Company by its independent auditor.

Prior to the engagement of the independent auditor for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the auditor during that fiscal year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis.

Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will not grant approval for:

•	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to the Company;
•	provision by the independent auditor to the Company of strategic consulting services of the type typically provided by management consulting firms; or
•	the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of the Company’s financial statements.

Tax services proposed to be provided by the auditor to any director, officer or employee of the Company who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by the Company, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by the Company.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	whether the service creates a mutual or conflicting interest between the auditor and the Company;
•	whether the service places the auditor in the position of auditing his or her own work;
•	whether the service results in the auditor acting as management or an employee of the Company; and
•	whether the service places the auditor in a position of being an advocate for the Company.

REQUIRED VOTE

Ratification of the appointment of the independent public accounts requires affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting, provided a quorum exists.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Securities Exchange Act Section 14A, we are submitting to stockholders an advisory vote to approve the compensation paid to Company’s named executive offices, as disclosed under the caption Election of Directors — Executive Compensation, pursuant to Item of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

The advisory vote is not binding on Company, the Board of Directors, or management; if executive compensation is not approved, the Compensation Committee will take account of this fact when considering executive compensation for future years.

The Company intends to submit to stockholders an advisory vote to approve executive compensation every three years. The Company plans to submit the next vote at the third annual meeting succeeding this year’s annual meeting.

A majority of votes cast is required for advisory approval of executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that the compensation paid to Company’s named executive offices, as disclosed under the caption Election of Directors — Executive Compensation, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, be, and hereby is, approved.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares on this proposal, unless you direct the holder how to vote, by marking your proxy card.

PROPOSAL 4

ADVISORY VOTE REGARDING FREQUENCY OF ADVISORY VOTES
TO APPROVE EXECUTIVE COMPENSATION

As required by Securities Exchange Act Section 14A, we are submitting to stockholders an advisory vote regarding whether advisory votes to approve executive compensation should be submitted to stockholders every year or every two or three years. As the vote is advisory, with regard to multiple alternatives, no matter is being submitted for approval or election.

The advisory vote is not binding on Company, the Board of Directors, or management; the Board will take account of the results of the vote in considering whether to change the frequency of advisory votes to approve executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that an advisory vote to approve executive compensation be submitted to stockholders every three years.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares on this proposal, unless you direct the holder how to vote, by marking your proxy card.

MISCELLANEOUS

2012 STOCKHOLDER PROPOSALS

A stockholder who wishes to make a proposal pursuant to Rule 14a-8 of the Exchange Act for our Annual Meeting of Stockholders that will be held in 2012, for inclusion in the Company’s proxy statement and form of proxy for such meeting must notify the Company no later than August 4, 2012.

Rule 14a-4 of the SEC proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders or the date specified by an overriding advance notice provision in the Company’s bylaws. The Company’s bylaws do not contain such an advance notice provision.

GENERAL

Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in this proxy statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at www.sec.gov. The Company’s Annual Report on Form 10-K is available on our website at www.chinacasteducation.com.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED NOVEMBER 14, 2011. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS OTHERWISE DISCLOSED.

By Order of the Board of Directors,

/s/ Ron Chan Tze Ngon
Ron Chan Tze Ngon
Chairman and Chief Executive Officer

November 14, 2011

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and, under Proposal 4, FOR every three years.

Please mark your votes like this **X**

1. ELECTION OF DIRECTORS

	FOR all nominees listed below (except as marked to the contrary below)	**WITHHOLD AUTHORITY** to vote for all nominees listed above.
NOMINEES:	☐	☐

(01) Ron Chan Tze Ngon
(02) Justin Tang
(03) Daniel Tseung
(04) Michael Santos
(05) Stephen Markscheid
(06) Hope Ni
(07) Ned Sherwood

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee's name in the space provided below.

____

	FOR	AGAINST	ABSTAIN
2. RATIFICATION OF INDEPENDENT ACCOUNTANTS	☐	☐	☐
3. ADVISORY VOTE ON EXECUTIVE COMPENSATION	☐	☐	☐

	3 YEARS	2 YEARS	1 YEAR	ABSTAIN
4. ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION— EVERY:	☐	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ **Signature** ______________________ **Date** ____________, **2011.**

Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

CHINACAST EDUCATION CORPORATION

TO BE HELD ON DECEMBER 2, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Ron Chan Tze Ngon and Antonio Sena, and each of them, each with full power of substitution, hereby are authorized to vote as specified below or, with respect to any matter not set forth below, as a majority of those or their substitutes present and acting at the meeting shall determine, all of the shares of capital stock of ChinaCast Education Corporation that the undersigned would be entitled to vote, if personally present, at the 2011 annual meeting of stockholders and any adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2, and 3 and, under Proposal 4, FOR every three years.

(Continued, and to be marked, dated and signed, on the other side)